Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”), effective as of March 27, 2012, attaches to and forms part of the Employment Agreement dated as of October 3, 2007 (the “Agreement”), between Aon Corporation, a Delaware corporation (the “Company”) and Christa Davies (the “Executive”).

WHEREAS, the Company and the Executive mutually desire to extend the term of the Agreement for five years and to amend other terms of the Agreement as provided in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1.                                      Section 1, “Employment”, is hereby deleted in its entirety and replaced with the following:

1.                                      Employment.  The Company hereby agrees to continue to employ the Executive and the Executive hereby agrees to remain employed upon the terms and subject to the conditions contained in this Agreement.  The extended term of employment of the Executive pursuant to this Agreement (the “Employment Period”) that originally began on November 12, 2007 will end on March 31, 2017, unless renewed or terminated during the Employment Period as fully set forth in Section 4.

2.                                      Section 3(a), “Base Salary”, is amended to reflect that the Executive’s current Base Salary is $800,000 per year.

3.                                      The following paragraph shall be added at the end of Section 3(e), “Award Pursuant to Leadership Performance Program”:

The Executive shall receive an additional award pursuant to the Company’s Leadership Performance Program, a sub-plan of the Aon Corporation 2011 Incentive Plan, for the performance period beginning January 1, 2012 and ending December 31, 2014.  Such additional award will have a grant date target value of $6 million.  It is intended that such award value will reflect the Executive’s exceptional performance to date and her commitment to the extended Employment Period set forth herein.  The $6 million value will be in addition to the value otherwise granted pursuant to the Company’s regular annual long-term incentive award process, and will be earned based on the same performance criteria and weightings as the regular award, which also will be the same for other corporate participants for the performance period.

4.                                      Section 3(j), “Severance Agreement” is hereby deleted in its entirety and replaced with the following:

(j)                                    Change in Control Protection.  Through the Employment Period, the Executive will be entitled to “Tier 1” Change in Control severance protection pursuant to the Company’s standard form of change-in-control agreement (“CIC Agreement”) in effect at such time, which agreement does not provide for gross-up protection for excise tax incurred by the Executive under Section 4999 of the Internal Revenue Code of 1986, as amended.  The parties agree and acknowledge that such CIC Agreement will supersede the Change in Control Agreement entered into by the parties in November 2007, and any other prior or contemporaneous agreement providing severance protection in the event of a change of control of the Company or its parent.

5.                                      Section 4(d), “Termination Without Cause”, is hereby amended by deleted subpart (iii) thereof in its entirety and replacing it with the following:

(iii) For the period of time commencing with the Termination Date and extending through the first anniversary thereof (without regard to the expiration of the Employment Period), provided that the Executive continues to abide by the provisions of Sections 6, 7 and 8 hereof, the Company shall continue to pay the Executive an amount equal to the Base Salary at the rate in effect on the Notice Date, payable semi-monthly in accordance with the Company’s executive payroll policy.

6.                                      Subpart (ii) of Section 4(f), “Termination for Good Reason”, shall be amended to remove the following language from the “Good Reason” definition therein:  “any requirement by the Company that the Executive’s principal office be located more than 50 miles outside of the greater Chicago metropolitan area”.

7.                                      The remaining provisions of the Agreement shall remain in effect as originally adopted.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date set forth above.

AON CORPORATION		EXECUTIVE:

By:	/s/ Gregory J. Besio	/s/ Christa Davies
	Gregory J. Besio	Christa Davies

Chief Human Resources Officer		Executive Vice President and Chief
Aon Corporation		Financial Officer
Aon Corporation